As filed with the Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARKO Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-3168808 (I.R.S. Employer Identification No.)

8565 Magellan Parkway, Suite 400 Richmond, Virginia (Address of Principal Executive Offices)	23227-1150 (Zip Code)

ARKO Petroleum Corp. 2026 Incentive Compensation Plan
(Full title of the plan)

Arie Kotler

President and Chief Executive Officer

ARKO Petroleum Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia

23227-1150

(Name and address of agent for service)

(804) 730-1568
(Telephone number, including area code, of agent for service)

Copy to:

Drew M. Altman, Esq.

Win Rutherfurd, Esq.
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, Suite 4400
Miami, Florida 33131
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Explanatory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the ARKO Petroleum Corp. 2026 Incentive Compensation Plan as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

ARKO Petroleum Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”), other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules:

(a)
The Registrant’s Prospectus dated February 11, 2026 and filed with the Commission on February 13, 2026 pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-292265);
(b)
The Registrant’s Current Report on Form 8-K filed with the Commission on February 18, 2026; and
(c)
The description of the Registrant’s Class A common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 11, 2026 (File No. 001-43121), and any other amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) in the case of an officer, in connection with any action by or in the right of the corporation. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its amended and restated certificate of incorporation and amended and restated bylaws.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of ARKO Petroleum Corp. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on February 18, 2026).
4.2	Form of Amended and Restated Bylaws of ARKO Petroleum Corp. (filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-292265), and incorporated herein by reference).
4.3	ARKO Petroleum Corp. 2026 Incentive Compensation Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-292265), and incorporated herein by reference).
5.1*	Opinion of Greenberg Traurig, LLP.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (ARKO Petroleum Corp.).
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (Contributed Businesses).
23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107.1*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on March 6, 2026.

ARKO Petroleum Corp.
By: /s/ Arie Kotler Name: Arie Kotler Title: President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kotler and Jordan Mann, and each of them any of whom may act without joinder of the other, with full power to act as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Arie Kotler	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 6, 2026
Arie Kotler

/s/ Jordan Mann	Chief Financial Officer	March 6, 2026
Jordan Mann	(Principal Financial and Accounting Officer)

/s/ Maury Bricks	General Counsel and Secretary	March 6, 2026
Maury Bricks

/s/ Sherman K. Edmiston III	Director	March 6, 2026
Sherman K. Edmiston III

/s/ Avram Friedman	Director	March 6, 2026
Avram Friedman

/s/ Andrew R. Heyer	Director	March 6, 2026
Andrew R. Heyer

/s/ Carlos Maurer	Director	March 6, 2026
Carlos Maurer

/s/ Kirk T. Rogers	Director	March 6, 2026
Kirk T. Rogers